Exhibit 10.11

FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This First Amendment to Change in Control Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Roger P. Van Broeck (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Change in Control Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Change in Control Agreement dated as of September 20, 2006 (the “CIC Agreement”);

WHEREAS, pursuant to Section 3.07 of the CIC Agreement, to the extent that any regulations or guidance issued under Code §409A would result in Executive being subject to the payment of any additional tax under Code §409A, the Company and Executive agreed, to the extent reasonably possible, to amend the CIC Agreement in order to avoid the imposition of any such additional tax under Code §409A; and

WHEREAS, Biomet and Executive desire to amend the CIC Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 3.01(b)(i): Post-CIC Good Reason; Other Than for Cause or Disability. Section 3.01(b)(i) of the CIC Agreement is hereby amended to delete the final sentence of Section 3.01(b)(i) in its entirety.

2. Miscellaneous. Except as expressly modified by this Amendment, the CIC Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Change in Control Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Roger P. Van Broeck
Name:	Roger P. Van Broeck